                                                                   Exhibit 12(a)
                                                                   Page 1 of 3
                                                                   -----------


                            BANKAMERICA CORPORATION
                      Ratio of Earnings to Fixed Charges


                                                            Year Ended December 31
                                              -------------------------------------------------
(dollar amounts in millions)                    1996       1995      1994      1993      1992
                                              --------   --------   -------   -------   -------
EXCLUDING INTEREST ON DEPOSITS

Fixed charges:
 Interest expense (other
   than interest on deposits)                 $ 2,713    $ 2,455    $1,505    $1,215    $1,126
 Interest payments on trust preferred
   securities/a/                                    7          -         -         -         -
 Interest factor in rent expense                  125        120       109       112        95
 Other                                              -          -         3         2         1
                                              -------    -------    ------    ------    ------
                                              $ 2,845    $ 2,575    $1,617    $1,329    $1,222
                                              =======    =======    ======    ======    ======
Earnings:
 Income from operations                       $ 2,873    $ 2,664    $2,176    $1,954    $1,492
 Applicable income taxes                        1,900      1,903     1,541     1,474     1,190
 Fixed charges                                  2,845      2,575     1,617     1,329     1,222
 Other                                             (9)       (12)      (55)      (39)      (14)
                                              -------    -------    ------    ------    ------
                                              $ 7,609    $ 7,130    $5,279    $4,718    $3,890
                                              =======    =======    ======    ======    ======


Ratio of earnings to fixed charges,
   excluding interest on deposits                2.67       2.77      3.26      3.55      3.18

INCLUDING INTEREST ON DEPOSITS

Fixed charges:
 Interest expense                             $ 8,072    $ 7,378    $4,842    $4,186    $4,895
 Interest payments on trust preferred
    securities/a/                                   7          -         -         -         -
 Interest factor in rent expense                  125        120       109       112        95
 Other                                              -          -         3         2         1
                                              -------    -------    ------    ------    ------
                                              $ 8,204    $ 7,498    $4,954    $4,300    $4,991
                                              =======    =======    ======    ======    ======


Earnings:
 Income from operations                       $ 2,873    $ 2,664    $2,176    $1,954    $1,492
 Applicable income taxes                        1,900      1,903     1,541     1,474     1,190
 Fixed charges                                  8,204      7,498     4,954     4,300     4,991
 Other                                             (9)       (12)      (55)      (39)      (14)
                                              -------    -------    ------    ------    ------
                                              $12,968    $12,053    $8,616    $7,689    $7,659
                                              =======    =======    ======    ======    ======


Ratio of earnings to fixed charges,
 including interest on deposits                  1.58       1.61      1.74      1.79      1.53






                      SEE NOTES ON PAGE 3 OF THIS EXHIBIT

                                                                   Exhibit 12(a)
                                                                   Page 2 of 3
                                                                   -----------
                            BANKAMERICA CORPORATION
       Ratio of Earnings to Fixed Charges and Preferred Stock Dividends


                                                                Year Ended December 31
                                                  -------------------------------------------------
(dollar amounts in millions)                        1996       1995      1994      1993      1992
                                                  --------   --------   -------   -------   -------
EXCLUDING INTEREST ON DEPOSITS

Fixed charges and preferred dividends
 Interest expense (other
   than interest on deposits)                     $ 2,713    $ 2,455    $1,505    $1,215    $1,126
 Interest payments on trust preferred
   securities/a/                                        7          -         -         -         -
 Interest factor in rent expense                      125        120       109       112        95
 Preferred dividend requirements/b/                   307        389       424       423       304
 Other                                                  -          -         3         2         1
                                                  -------    -------    ------    ------    ------
                                                  $ 3,152    $ 2,964    $2,041    $1,752    $1,526
                                                  =======    =======    ======    ======    ======
Earnings:
 Income from operations                           $ 2,873    $ 2,664    $2,176    $1,954    $1,492
 Applicable income taxes                            1,900      1,903     1,541     1,474     1,190
 Fixed charges, excluding preferred
   dividend requirements                            2,845      2,575     1,617     1,329     1,222
 Other                                                 (9)       (12)      (55)      (39)      (14)
                                                  -------    -------    ------    ------    ------
                                                  $ 7,609    $ 7,130    $5,279    $4,718    $3,890
                                                  =======    =======    ======    ======    ======


Ratio of earnings to fixed charges,
 and preferred dividends, excluding
 interest on deposits                                2.41       2.41      2.59      2.69      2.55

INCLUDING INTEREST ON DEPOSITS

Fixed charges and preferred dividends
 Interest expense                                 $ 8,072    $ 7,378    $4,842    $4,186    $4,895
 Interest payments on trust preferred
   securities/a/                                        7          -         -         -         -
 Interest factor in rent expense                      125        120       109       112        95
 Preferred dividend requirements/b/                   307        389       424       423       304
 Other                                                  -          -         3         2         1
                                                  -------    -------    ------    ------    ------
                                                  $ 8,511    $ 7,887    $5,378    $4,723    $5,295
                                                  =======    =======    ======    ======    ======

Earnings:
 Income from operations                           $ 2,873    $ 2,664    $2,176    $1,954    $1,492
 Applicable income taxes                            1,900      1,903     1,541     1,474     1,190
 Fixed charges, excluding preferred
   dividend requirements                            8,204      7,498     4,954     4,300     4,991
 Other                                                 (9)       (12)      (55)      (39)      (14)
                                                  -------    -------    ------    ------    ------
                                                  $12,968    $12,053    $8,616    $7,689    $7,659
                                                  =======    =======    ======    ======    ======

Ratio of earnings to fixed charges,
 and preferred dividends, including
 interest on deposits                                1.52       1.53      1.60      1.63      1.45

                      SEE NOTES ON PAGE 3 OF THIS EXHIBIT

                                                                   Exhibit 12(a)
                                                                   Page 3 of 3
                                                                   -----------


                            BANKAMERICA CORPORATION
                                   Notes to
                    Ratio of Earnings to Fixed Charges and
                           Preferred Stock Dividends

/a/Trust preferred securities represent corporation obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely junior subordinated deferrable interest debentures of the corporation.

/b/Preferred stock dividend requirements represent pretax earnings necessary to cover preferred stock dividends declared during the years ended December 31, 1996, 1995, 1994, 1993, and 1992 of $185 million, $227 million, $248 million,
   $241 million, and $169 million, respectively.